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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 2-57442 of The Municipal Fund Accumulation Program, Inc. (the "Fund") on Form N-1A of our report dated February 11, 2003, appearing in the December 31, 2002 Annual Report of the Fund, in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.



/s/ Deloitte & Touche LLP
--------------------------
Princeton, New Jersey
April 24, 2003